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                                                                   EXHIBIT 11.1




COMPUTATION OF PER SHARE EARNINGS


SOUTHFIRST BANCSHARES, INC.
COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE


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
                                                                               NINE MONTHS
                                                                                 ENDED         YEAR        YEAR
                                                                                JUNE 30,       ENDED       ENDED
                                                                                 1997          1996         1995

PRIMARY:
Weighted average shares outstanding                                             853,893        810,997      520,740

Net effect of the assumed exercise of stock options
  based on the treasury stock method using average market price                    --             --           --
                                                                               --------       --------      -------
Total weighted average shares and common stock equivalents outstanding          853,893        810,997      520,740
                                                                               ========       ========      =======

Net income                                                                     $370,089        (16,656)     611,385

Net income (Loss) per common share                                             $   0.43          (0.02)        1.17

FULLY DILUTED:

Weighted average shares outstanding                                             853,893        810,997      520,740

Net effect of the assumed exercise of stock options
  based on the treasury stock method using average market price
  of year-end market price, whichever higher                                     10,375           --           --
                                                                               --------       --------      -------

Total weighted average shares and common stock equivalents outstanding          864,268        810,997      520,740
                                                                               ========       ========      =======

Net income                                                                     $370,089        (16,656)     611,385

Net income (Loss) per common share                                             $   0.43          (0.02)        1.17
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